UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

NEW YORK REIT, INC.
(Name of Registrant as Specified in Its Charter)

WW INVESTORS LLC MICHAEL L. ASHNER JAMES P. HOFFMANN GREGORY HUGHES NEIL H. KOENIG STEVEN WITKOFF
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

W Investors LLC, together with the other participants named herein (collectively, “WW Investors”) intends to make preliminary filings with the Securities and Exchange Commission of preliminary proxy statements and accompanying proxy cards to be used to solicit votes (i) for the election of the WW Investor Group’s slate of director nominees to the Board of Directors of New York REIT, Inc. (“NYRT” and, the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, and (ii) in opposition to the transaction among NYRT, New York Operating Partnership, L.P., JBG Properties, Inc. and JBG Operating Partners, L.P. and certain of their affiliated pooled investment funds, announced by the Company on May 25, 2016.

On June 29, 2016, WW Investors launched a website to communicate with the Company’s stockholders. The website address is www.stockholderdocs.com/wwi-nyrt/. The following materials were posted by WW Investors to www.stockholderdocs.com/wwi-nyrt/.

# Privacy Policy

## Our Commitment to Privacy

The sponsor of this website, www.stockholderdocs.com/wwi-nyrt/ (the "Site"), is WW Investors LLC and certain of its affiliates ("WW Investors"). We respect and value your privacy. This statement outlines our privacy policies (the "Privacy Policy") which are designed to assist you in understanding how we collect, use and safeguard information we collect and to assist you in making informed decisions when using the Site. The core of our Privacy Policy is this:
We want you to feel safe and comfortable when you use the Site, and we are dedicated to developing and upholding high standards for protecting your privacy. You should read and familiarize yourself with this Privacy Policy and with our Terms and Conditions. When you use the Site, you agree to abide by these terms.

## What Information Do We Collect?

When you visit any website you may provide two types of information: personal information you knowingly choose to disclose that is collected on an individual basis, and website use information collected on an aggregate basis as you browse the website.

## Personal Information.

Our Site does not ask you to provide your personal information.

## Website Use Information.

Our Site does not utilize "cookies."

## Clickstream Data.

As you use the Internet, a trail of electronic information is left at each website you visit. This information, which is sometimes referred to as "clickstream data," can be collected and stored by a website's server. Clickstream data can tell us the type of computer and browsing software you use and the address of the website from which you linked to our Site. We may use clickstream data as a form of non-personally identifiable information to anonymously determine how much time visitors spend on each page of the Site, how visitors navigate throughout the Site and how we may tailor our web pages to better meet the needs of visitors. This information will be used to improve the Site. Any collection or use of clickstream data will be anonymous and aggregate.

## Do We Disclose Information to Outside Parties?

We may provide aggregate information about our users, Site traffic patterns and related Site information to our affiliates or reputable third parties.

## What About Legally Compelled Disclosure of Information?

We may disclose information when we, in good faith, believe that the law requires it or for the protection of our legal rights.

## What About Other Websites Linked to Our Site?

We are not responsible for the practices employed by websites linked to or from our Site nor the information or content contained therein. Often links to other websites are provided solely as pointers to information on topics that may be useful to the users of our Site.
Please remember that your browsing and interaction on any other website, including websites which have a link on our Site, is subject to that website's own rules and policies. Please read over those rules and policies before proceeding.

## Your Consent

By using the Site you consent to this Privacy Policy. We reserve the right to make changes to this Privacy Policy from time to time. Revisions will be posted on this page. We suggest you check this page occasionally for updates.

## Contacting Us.

If you have any questions about this Privacy Policy, the practices of the Site, or your dealings with the Site, you can contact our proxy solicitor at:

MACKENZIE PARTNERS, INC.

05 Madison Avenue
ew York, NY 10016
o: WW Investors LLC
tten: Bob Marese
mail: bmarese@mackenziepartners.com
el: (212) 929 – 5405

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

WW Investors LLC, collectively with the other participants named herein (collectively, “WW Investors”), intends to make preliminary filings with the Securities and Exchange Commission (“SEC”) of preliminary proxy statements and accompanying proxy cards to be used to solicit votes (i) for the election of the WW Investor Group’s slate of director nominees to the Board of Directors of New York REIT, Inc. (“NYRT” and, the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, and (ii) in opposition to the transaction among NYRT, New York Operating Partnership, L.P., JBG Properties, Inc. and JBG Operating Partners, L.P. and certain of their affiliated pooled investment funds, announced by the Company on May 25, 2016.

WW INVESTORS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENTS AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: WW Investors LLC, Michael L. Ashner, James P. Hoffmann, Gregory Hughes, Neil H. Koenig, and Steven Witkoff.

As of the date hereof, WW Investors directly owns 80 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”).  As of the date hereof, Mr. Ashner directly owns 1,007,403 shares of Common Stock, and may be deemed to beneficially own an additional 6,000 shares of Common Stock held in his spouse’s IRA.  As of the date hereof, Mr. Hoffman directly owns 75,000 shares of Common Stock.  As of the date hereof, Mr. Hughes directly owns 20,000 shares of Common Stock.  As of the date hereof, Mr. Witkoff directly owns 99,960 shares of Common Stock.  Each of Messrs. Ashner and Witkoff, as a manger and a member of WW Investors, may be deemed the beneficial owner of the 80 shares of Common Stock directly owned by WW Investors.  Mr. Koenig does not directly or indirectly own any shares of Common Stock.